Exhibit 99.1

Investor Contact Information:
Anthony V. Cosentino
Executive Vice President and
Chief Financial Officer
Tony.Cosentino@YourStateBank.com

SB Financial Group, Inc. Announces First-Quarter 2014 Results

Continued improvements in asset quality and expense reduction

DEFIANCE, Ohio, April 21, 2014  -- SB Financial Group, Inc. (NASDAQ: SBFG), a diversified financial services company providing full-service community banking, mortgage banking, wealth management and item processing services, today reported earnings for the first quarter ended March 31, 2014.

•	First quarter earnings per share of 20 cents, a reflection of slowdown in mortgage originations industry-wide
•	Loan growth of 5.8 percent, up $26.5 million from the prior year
•	Nonperforming assets at 1.05 percent of total assets
•	Operating expenses declined 8.9 percent from the prior year

Highlights*	Three Months Ended
(in $000’s except ratios and per share data)	Mar. 2014	Mar. 2013
Net interest income (FTE)	$4,923	$5,392
Noninterest income	2,559	3,567
Noninterest expense	6,079	6,670
Net income	980	1,318
Earnings per share	0.20	0.27
Net interest margin (FTE)	3.46%	3.86%
Return on assets	0.61	0.83
Return on equity	6.88	9.82

* Consolidated earnings for SB Financial include the results of the Company’s Banking Group, consisting primarily of The State Bank and Trust Company (“State Bank” or the “Bank”), and the Company’s data services subsidiary, Rurbanc Data Services, Inc. (dba “RDSI Banking Systems” or “RDSI”).

“Despite the hurdles facing the entire banking industry that constrained our performance in the first quarter, we were pleased to continue to make progress against our strategic plan to expand our loan portfolio, reduce our expenses and to improve our asset quality,” said Mark Klein, President and Chief Executive Officer of SB Financial Group.

Mr. Klein added, “We remain committed to becoming a top-quartile performing financial services company through the ongoing execution of our key strategies: to strengthen our revenue diversity by developing additional sources of non-interest income; to grow our market share by committing more resources to newer, lower-share, higher-growth-potential markets; to increase our product service utilization through expanded relationships with new and existing customers; to deliver gains in operational excellence through organic growth within the current infrastructure; and, to sustain asset quality by maintaining a high-quality loan portfolio.”

RESULTS OF OPERATIONS

Consolidated Revenue

Total revenue, consisting of net interest income on a fully tax equivalent (FTE) basis and noninterest income, was down 16.5 percent from the first quarter of 2013 and down 7.0 percent from the linked quarter.

•	Net interest income (FTE) was down 8.7 percent for the first quarter and down 3.4 percent compared to the linked quarter

•	Net interest margin (FTE) was down 40 basis points for the first quarter and down 11 basis points to the linked quarter

•	Noninterest income was down $1.0 million, or 28.3 percent, for the first quarter, and $0.4 million, or 13.2 percent, for the linked quarter

Mr. Klein commented, “Our first quarter results were impacted by the headwinds affecting the overall banking industry: interest rate pressure, sluggish mortgage loan originations and the inclement weather here in the Midwest, as we will discuss in the following sections.”

Mortgage Loan Business

For the first quarter of 2014, mortgage loan originations were $33.6 million, down $38.4 million, or 53.3 percent, from the year-ago first quarter, and down $6.1 million, or 15.3 percent, from the linked quarter.

Net mortgage banking income, consisting of gains on the sale of mortgage loans and net loan servicing fees, was $0.8 million for the first quarter of 2014, compared to $1.7 million for the year-ago quarter. The mortgage servicing valuation adjustment for first-quarter 2014 was a negative $0.02 million, in line with the linked quarter. The mortgage servicing portfolio at March 31, 2014, was $609.4 million, up $60.9 million, or 11.1 percent, from March 31, 2013.

Mr. Klein noted, “We remained focused on pursuing more opportunities in newer, lower-market-share regions, with more originators on the ground across our footprint, and new facilities in markets like Columbus. We have just signed an agreement to sell fixed rate construction loans to a correspondent bank that will allow us to compete in this expanding market while eliminating our interest rate risk.”

Mortgage Banking ($000’s)	Three Months Ended
	Mar. 2014	Dec. 2013	Sep. 2013	Jun. 2013	Mar. 2013
Mortgage originations	$33,602	$39,679	$55,192	$81,945	$71,967
Mortgage sales	27,961	33,921	58,101	67,050	68,431
Mortgage servicing portfolio	609,419	605,993	597,030	575,091	548,493
Mortgage servicing rights	5,228	5,180	5,076	4,613	4,068

Mortgage servicing revenue:
Loan servicing fees	380	388	367	350	338
OMSR amortization	(117)	(126)	(164)	(205)	(330)
Net administrative fees	263	262	203	145	8
OMSR valuation adjustment	(18)	(21)	205	273	171
Net loan servicing fees	245	241	408	418	179
Gain on sale of mortgages	572	776	1,356	1,450	1,484
Mortgage banking revenue, net	$817	$1,017	$1,764	$1,868	$1,663

Fee Income and Noninterest Expense

SB Financial’s fee income includes revenue from a diverse group of services, such as wealth management, deposit fees and income from bank-owned life insurance. Wealth management assets under management stood at $335.9 million as of the first quarter of 2014.  For the quarter, fee income as a percent of total revenue was 34.7 percent, down slightly from the prior year.

For the first quarter of 2014, noninterest expense (NIE) was down $0.6 million, or 8.9 percent, compared to the first quarter of 2013, and was down 1.9 percent from the linked quarter.  Costs related to credit and collection have declined from the prior year and our FDIC assessment was down 16.5 percent.

“Our fee income continues to be a competitive strength, particularly in the current interest-rate environment.” Mr. Klein noted.  “In addition, strategic decisions made during the past year to reduce our expense levels are helping us make progress towards our goal of operational excellence.  For example, we will be closing our one and only “in-store” office here in Defiance in the third quarter.”

Fee Income / Noninterest Expense (000’s)
	Mar. 2014	Dec. 2013	Sep. 2013	Jun. 2013	Mar. 2013
Fee Income	$2,559	$2,949	$3,710	$3,820	$3,567
Fee Income / Total Revenue	34.7%	37.1%	41.8%	41.7%	40.3%
Fee Income / Average Assets	1.6%	1.8%	2.3%	2.4%	2.2%

Noninterest Expense	$6,079	$6,199	$6,562	$7,080	$6,670
Efficiency Ratio	80.6%	76.4%	72.4%	75.5%	73.6%
NIE / Average Assets	3.8%	3.8%	4.1%	4.4%	4.2%

Balance Sheet

Total assets as of March 31, 2014, were $646.3 million, up 1.0 percent from the year-ago quarter.  Total deposits as of March 31, 2014, were $532.7 million, flat from the prior-year quarter.

Total loans held for investment (HFI) were $481.9 million at March 31, 2014, up $26.5 million, or 5.8 percent, from the year-ago quarter.  Commercial real estate loans accounted for the majority of growth, up $12.9 million, or 6.5 percent. Commercial and residential real estate loans rose $5.3 million and $8.2 million, respectively.  Consumer loans included the growth in our branded credit card portfolio, with $0.9 million in balances and $5.6 million in available credit lines.

The investment portfolio of $97.1 million represented 15.0 percent of assets at March 31, 2014, which was down slightly from the prior year.  Deposit balances of $532.7 million at March 31, 2014 have increased by $14.5 million since December 31, 2013.  Growth for the quarter included $9.7 million in checking and $4.8 million in time deposit balances.

Mr. Klein stated, “Our growth in total loans of nearly 6 percent was certainly a bright spot. Additionally, we are focused on the sales of other government guaranteed credits, like the SBA and USDA. We were just granted preferred lending status from the Small Business Administration allowing us to increase our production from that lending product.”

Loan Portfolio ($000’s)	Mar. 2014	Dec. 2013	Sep. 2013	Jun. 2013	Mar. 2013	Variance YOY
Commercial	$85,701	$85,368	$81,571	$84,766	$80,431	$5,270
% of Total	17.8%	17.9%	17.2%	18.3%	17.7%	6.6%
Commercial RE	212,502	205,301	209,739	199,795	199,615	12,887
% of Total	44.1%	43.0%	44.1%	43.1%	43.8%	6.5%
Agriculture	39,028	39,210	39,636	38,552	37,950	1,078
% of Total	8.1%	8.2%	8.3%	8.3%	8.3%	2.8%
Residential RE	97,857	99,620	96,477	93,292	89,669	8,188
% of Total	20.3%	20.9%	20.3%	20.1%	19.7%	9.1%
Consumer & Other	46,836	47,804	47,810	47,630	47,778	(942)
% of Total	9.7%	10.0%	10.1%	10.3%	10.5%	(2.0%)

Total Loans	$481,924	$477,303	$475,233	$464,035	$455,443	$26,481
Total Growth Percentage						5.8%

Asset Quality

SB Financial continues to improve its asset quality, reporting nonperforming assets of $6.8 million as of March 31, 2014, declining by $1.5 million, or 18.4 percent, from the year-ago quarter.  Our 1.05 percent level of nonperforming to total assets was the lowest since the fourth quarter of 2008.  Delinquency levels have declined, with the 30-89 day category totaling $0.1 million at the end of the first quarter of 2014, compared to $0.7 million at prior-year first quarter.  Coverage of problem loans by the loan loss allowance was 109 percent at March 31, 2014.

Summary of Nonperforming Assets ($000’s)

Nonperforming Loan Category	Mar. 2014	Dec. 2013	Sep. 2013	Jun. 2013	Mar. 2013
Commercial	$1,818	$2,316	$2,738	$982	$1,135
% of Total Commercial loans	2.1%	2.7%	3.4%	1.2%	1.4%
Commercial RE loans	753	532	642	519	457
% of Total CRE loans	0.4%	0.3%	0.3%	0.3%	0.2%
Residential RE	1,555	1,651	1,837	2,285	2,614
% of Total Res. RE loans	1.6%	1.7%	1.9%	2.5%	2.9%
Consumer & Other	280	345	363	600	605
% of Consumer & Other loans	0.6%	0.7%	0.8%	1.3%	1.3%
Total Nonaccruing Loans	4,406	4,844	5,580	4,386	4,811
% of Total Loans	0.9%	1.0%	1.2%	1.0%	1.0%
Accruing Restructured Loans	1,793	1,739	1,756	1,262	1,273
Total Nonaccruing & Restructured	$6,199	$6,583	$7,336	$5,648	$6,084
% of Total Loans	1.3%	1.4%	1.5%	1.2%	1.3%
OREO & Repossessed Vehicles	615	651	1,430	1,955	2,270
Total Nonperforming Assets	$6,814	$7,233	$8,766	$7,603	$8,354
% of Total Assets	1.1%	1.1%	1.4%	1.2%	1.3%

Capitalization

Improving capital ratios remains an important focus of management. The tangible equity ratio improved by 52 basis points over the past year and stood at 6.4 percent as of March 31, 2014. All bank regulatory ratios remain in excess of "well-capitalized" levels. At March 31, 2014, State Bank's Total Risk-Based Capital was estimated to be $61.1 million, $22.3 million above the “well-capitalized” level. The Total Risk-Based Capital Ratio is estimated at 12.6 percent.

About SB Financial Group

Headquartered in Defiance, Ohio, SB Financial Group, Inc. is a diversified financial services holding company with two wholly-owned operating subsidiaries: State Bank and RDSI Banking Systems (RDSI). State Bank provides a full range of financial services for consumers and small businesses, including wealth management, mortgage banking and commercial and agricultural lending, operating through 17 banking centers in seven northwestern Ohio counties and one center in Fort Wayne, Indiana, as well as three loan production offices located in Columbus, Ohio, and Angola, Indiana. RDSI provides item processing services to community banks located primarily in the Midwest. SB Financial Group, Inc.’s common stock is listed on the NASDAQ Global Market under the symbol SBFG.

Forward-Looking Statements

Certain statements within this document, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties and actual results may differ materially from those predicted by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties inherent in the national and regional banking, insurance and mortgage industries, competitive factors specific to markets in which SB Financial Group and its subsidiaries operate, future interest rate levels, legislative and regulatory actions, capital market conditions, general economic conditions, geopolitical events, the loss of key personnel and other factors. Additional factors that could cause results to differ from those described above can be found in the Company’s Annual Report on Form 10-K and documents subsequently filed by SB Financial Group with the Securities and Exchange Commission.  Forward-looking statements speak only as of the date on which they are made, and SB Financial Group undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made, except as required by law. All subsequent written and oral forward-looking statements attributable to SB Financial Group or any person acting on its behalf are qualified by these cautionary statements.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this release contains certain non-GAAP financial measures. Management believes that providing certain non-GAAP financial measures provides investors with information useful in understanding the Company’s financial performance, its performance trends and financial position. Specifically, SB Financial Group provides measures based on “core operating earnings,” which excludes merger, integration and restructuring expenses that are not reflective of on-going operations or not expected to recur. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results.

SB FINANCIAL GROUP, INC.  & SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - (Unaudited)

	March	December	September	June	March
($ in Thousands)	2014	2013	2013	2013	2013

ASSETS
Cash and due from banks	$14,860	$13,137	$19,016	$10,750	$28,031

Securities available for sale, at fair value	93,305	89,793	86,620	95,379	98,390
Other securities - FRB and FHLB Stock	3,748	3,748	3,748	3,748	3,748

Total investment securities	97,053	93,541	90,368	99,127	102,138

Loans held for sale	7,165	3,366	2,407	10,715	8,560

Loans, net of unearned income	481,924	477,303	475,233	464,035	455,443
Allowance for loan losses	(6,726)	(6,964)	(7,120)	(7,013)	(6,992)

Net loans	475,198	470,339	468,113	457,022	448,451

Premises and equipment, net	13,027	12,186	12,399	12,483	12,738
Purchased software	387	421	320	289	300
Cash surrender value of life insurance	12,982	12,906	12,826	12,742	12,659
Goodwill	16,353	16,353	16,353	16,353	16,353
Core deposits and other intangibles	524	655	784	913	1,066
Foreclosed assets held for sale, net	615	651	1,430	1,955	2,270
Mortgage servicing rights	5,228	5,180	5,076	4,613	4,068
Accrued interest receivable	1,423	1,281	1,694	1,575	1,618
Other assets	1,487	1,738	2,626	2,955	3,048

Total assets	$646,302	$631,754	$633,412	$631,492	$641,300

LIABILITIES AND EQUITY
Deposits
Non interest bearing demand	$84,265	$81,570	$78,217	$76,355	$79,579
Interest bearing demand	126,520	119,551	124,860	118,957	123,748
Savings	64,306	61,652	61,899	61,513	62,404
Money market	85,731	79,902	78,406	78,487	81,130
Time deposits	171,897	175,559	178,161	176,066	185,398

Total deposits	532,719	518,234	521,543	511,378	532,259

Notes payable	-	589	680	1,148	1,424
Advances from Federal Home Loan Bank	14,000	16,000	16,000	30,000	17,500
Repurchase agreements	16,905	14,696	14,836	9,314	10,983
Trust preferred securities	20,620	20,620	20,620	20,620	20,620
Accrued interest payable	425	639	448	715	515
Other liabilities	4,198	4,707	3,748	3,930	3,704

Total liabilities	588,867	575,485	577,875	577,105	587,005

Equity
Preferred stock	-	-	-	-	-
Common stock	12,569	12,569	12,569	12,569	12,569
Additional paid-in capital	15,391	15,412	15,399	15,392	15,381
Retained earnings	30,708	29,899	28,846	27,648	26,476
Accumulated other comprehensive income	407	74	415	496	1,623
Treasury stock	(1,640)	(1,685)	(1,692)	(1,718)	(1,754)

Total equity	57,435	56,269	55,537	54,387	54,295

Total liabilities and equity	$646,302	$631,754	$633,412	$631,492	$641,300

SB FINANCIAL GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME - (Unaudited)

($ in thousands, except share data)	Three Months Ended
	March	December	September	June	March
	2014	2013	2013	2013	2013
Interest income
Loans
Taxable	$5,241	$5,428	$5,649	$5,874	$5,883
Nontaxable	16	13	14	16	24
Securities
Taxable	309	313	305	296	330
Nontaxable	175	181	178	174	170
Total interest income	5,741	5,935	6,146	6,360	6,407

Interest expense
Deposits	498	513	539	573	606
Other borrowings	5	10	11	12	14
Repurchase Agreements	6	4	2	3	2
Federal Home Loan Bank advances	74	82	83	84	90
Trust preferred securities	333	330	336	338	403
Total interest expense	916	939	971	1,010	1,115

Net interest income	4,825	4,996	5,175	5,350	5,292

Provision for loan losses	-	-	401	200	299
Net interest income after provision for loan losses	4,825	4,996	4,774	5,150	4,993

Noninterest income
Wealth Management Fees	632	689	669	652	643
Customer service fees	610	673	659	639	616
Gain on sale of mtg. loans & OMSR's	572	776	1,356	1,450	1,484
Mortgage loan servicing fees, net	245	241	408	418	179
Gain on sale of non-mortgage loans	23	303	44	82	156
Data service fees	306	295	333	458	414
Net gain on sales of securities	-	-	28	-	20
Gain/(loss) on sale/disposal of assets	(34)	(265)	15	(129)	(105)
Other income	205	237	198	250	160

Total non-interest income	2,559	2,949	3,710	3,820	3,567

Noninterest expense
Salaries and employee benefits	3,120	3,027	3,343	3,688	3,439
Net occupancy expense	573	494	507	513	541
Equipment expense	639	651	701	703	755
FDIC insurance expense	91	108	98	94	109
Data processing fees	211	254	189	194	77
Professional fees	338	443	456	499	429
Marketing expense	123	136	135	92	108
Printing and office supplies	58	55	49	151	46
Telephone and communication	112	110	156	158	158
Postage and delivery expense	204	173	199	209	215
State, local and other taxes	92	138	140	138	134
Employee expense	115	154	125	126	152
Intangible amortization expense	131	129	129	153	153
OREO Impairment	-	-	-	-	33
Other expenses	272	327	335	362	321
Total non-interest expense	6,079	6,199	6,562	7,080	6,670

Income before income tax expense	1,306	1,746	1,922	1,890	1,890

Income tax expense	326	522	578	571	572
Net income	$980	$1,224	$1,344	$1,319	$1,318

Common share data:
Basic earnings per common share	$0.20	$0.25	$0.28	$0.27	$0.27
Diluted earnings per common share	$0.20	$0.25	$0.28	$0.27	$0.27

Average shares outstanding ($ in thousands):
Basic:	4,871	4,870	4,867	4,866	4,863
Diluted:	4,894	4,882	4,881	4,870	4,870

SB FINANCIAL GROUP, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS - (Unaudited)

($ in thousands, except per share data)	Three Months Ended
	March	December	September	June	March
SUMMARY OF OPERATIONS	2014	2013	2013	2013	2013

Net interest income	$4,825	4,996	5,175	5,350	5,292
Tax-equivalent adjustment	$98	100	99	98	100
Tax-equivalent net interest income	$4,923	5,096	5,274	5,448	5,392
Provision for loan loss	$-	-	401	200	299
Noninterest income	$2,559	2,949	3,710	3,820	3,567
Total revenue, tax-equivalent	$7,482	8,045	8,984	9,268	8,959
Noninterest expense	$6,079	6,199	6,562	7,080	6,670
Pre provision pretax income	$1,306	1,746	2,323	2,090	2,189
Pretax income	$1,306	1,746	1,922	1,890	1,890
Net income	$980	1,224	1,344	1,319	1,318

PER SHARE INFORMATION:
Basic & diluted earnings per share	$0.20	0.25	0.28	0.27	0.27
Common dividends	$0.035	0.035	0.03	0.055	-
Book value per common share	$11.78	11.55	11.42	11.17	11.16
Tangible book value per common share	$8.24	7.98	7.83	7.57	7.52

PERFORMANCE RATIOS:
Return on average assets	0.61%	0.76%	0.84%	0.82%	0.83%
Return on average common equity	6.88%	8.75%	9.82%	9.70%	9.82%
Return on avg. tangible common equity	9.89%	12.71%	14.43%	14.35%	14.68%
Efficiency ratio	80.55%	76.40%	72.40%	75.54%	73.56%
Earning asset yield	4.10%	4.31%	4.40%	4.58%	4.65%
Cost of interest bearing liabilities	0.74%	0.76%	0.79%	0.81%	0.90%
Net interest margin	3.39%	3.50%	3.65%	3.79%	3.78%
Tax equivalent effect	0.07%	0.07%	0.07%	0.07%	0.08%
Net interest margin - fully tax equivalent basis	3.46%	3.57%	3.72%	3.86%	3.86%

ASSET QUALITY RATIOS:
Gross charge-offs	$323	163	307	213	136
Recoveries	$85	7	13	34	18
Net charge-offs	$238	156	294	179	118
Nonaccruing loans/ Total loans	0.91%	1.01%	1.14%	0.95%	1.06%
Nonperforming loans/ Total loans	1.29%	1.38%	1.51%	1.22%	1.34%
Nonperforming assets/ Loans & OREO	1.41%	1.51%	1.80%	1.63%	1.83%
Nonperforming assets/ Total assets	1.05%	1.14%	1.36%	1.20%	1.30%
Allowance for loan loss/ Nonperforming loans	108.5%	105.8%	99.4%	124.2%	114.9%
Allowance for loan loss/ Total loans	1.40%	1.46%	1.50%	1.51%	1.54%
Net loan charge-offs/ Average loans (ann.)	0.20%	0.13%	0.25%	0.15%	0.10%
Loan loss provision/ Net charge-offs	0.00%	0.00%	136.39%	111.73%	253.39%

CAPITAL & LIQUIDITY RATIOS:
Loans/ Deposits	90.46%	92.10%	91.12%	90.74%	85.57%
Equity/ Assets	8.89%	8.91%	8.77%	8.61%	8.47%
Tangible equity/ Tangible assets	6.39%	6.32%	6.18%	6.00%	5.87%

END OF PERIOD BALANCES
Total loans	$481,924	477,303	475,233	464,035	455,443
Total assets	$646,302	631,754	633,412	631,492	641,300
Deposits	$532,719	518,234	521,543	511,378	532,259
Stockholders equity	$57,435	56,269	55,537	54,387	54,295
Intangibles	$17,264	17,429	17,457	17,555	17,719
Tangible equity	$40,171	38,840	38,080	36,832	36,576
Full-time equivalent employees	197	200	196	198	204
Period end basic shares outstanding	4,874	4,870	4,864	4,867	4,863

AVERAGE BALANCES
Total loans	$476,553	479,701	474,349	464,105	459,988
Total earning assets	$569,524	571,332	567,787	564,050	559,383
Total assets	$646,864	645,148	636,437	640,382	638,801
Deposits	$524,145	525,334	516,669	520,259	524,901
Stockholders equity	$56,977	55,925	54,758	54,398	53,711
Intangibles	$17,347	17,404	17,504	17,633	17,810
Tangible equity	$39,630	38,521	37,254	36,765	35,901
Average basic shares outstanding	4,871	4,870	4,867	4,866	4,863

SB FINANCIAL GROUP, INC.
Rate Volume Analysis - (Unaudited)
For the Three Months Ended March 31, 2014 and 2013

($ in Thousands)	Three Months Ended March 31, 2014			Three Months Ended March 31, 2013
	Average		Average	Average		Average
Assets	Balance	Interest	Rate	Balance	Interest	Rate

Taxable securities	$75,686	309	1.63%	$83,512	330	1.59%
Non-taxable securities	17,285	265	6.14%	15,883	258	6.49%
Federal funds sold	-	-	N/A	-	-	N/A
Loans, net	476,553	5,265	4.42%	459,988	5,919	5.15%

Total earning assets	569,524	5,839	4.10%	559,383	6,507	4.65%

Cash and due from banks	26,880			24,167
Allowance for loan losses	(6,984)			(6,862)
Premises and equipment	13,547			15,120
Other assets	43,897			46,993

Total assets	$646,864			$638,801

Liabilities
Savings and interest-bearing demand	$266,158	19	0.03%	$259,809	21	0.03%
Time deposits	173,753	479	1.10%	188,195	585	1.24%
Repurchase agreements	18,439	6	0.13%	9,970	2	0.08%
Advances from FHLB	15,289	74	1.94%	17,606	90	2.04%
Junior subordinated debentures	20,620	333	6.46%	20,620	403	7.82%
Notes payable & other borrowed funds	286	5	6.99%	1,516	14	3.69%

Total interest-bearing liabilities	494,545	916	0.74%	497,716	1,115	0.90%

Non interest-bearing demand	84,234			76,897
Other liabilities	11,108			10,477

Total liabilities	589,887			585,090

Equity	56,977			53,711

Total liabilities and equity	$646,864			$638,801

Net interest income (tax equivalent basis)		$4,923			$5,392

Net interest income as a percent of average interest-earning assets			3.46%			3.86%